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                                                                     EXHIBIT 5.1

                          [LATHAM & WATKINS LETTERHEAD]


                                 April 10, 2000




Westbury Metals Group, Inc.
750 Shames Drive
Westbury, New York 11590


Ladies and Gentlemen:

                  This opinion is rendered in connection with the filing by Westbury Metals Group, Inc., a New York corporation (the "Company"), of its Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale by the selling stockholders named in the Registration Statement (the "Offering") of up to 3,145,312 shares of the Company's common stock, par value $.001 per share (the "Shares"), consisting of 1,875,494 shares issued and outstanding as of the date hereof (the "Common Shares") and 1,269,818 shares issuable upon the exercise of outstanding warrants (the "Warrant Shares"). We have acted as special counsel to the Company in connection with the preparation of the Registration Statement.

                  In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for purposes of this opinion.

                  In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons


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Westbury Metals Group, Inc.
April 10, 2000
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executing such documents and the authenticity and conformity to original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within the state.

                  Subject to the foregoing and the other qualifications set forth herein, it is our opinion, as of the date hereof, that (i) the Common Shares have been duly authorized and are validly issued, fully paid and nonassessable; (ii) the Warrant Shares have been duly authorized, and upon issuance, delivery and payment therefor upon the exercise of outstanding warrants in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable; and (iii) except for statutory claims by laborers, servants, or employees for unpaid debts, wages or salaries chargeable against certain of the principal shareholders, no personal liability for obligations of the Company will attach to any holder of Shares under existing statutes of the State of New York, in which the Company is incorporated.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein, and to the incorporation by reference of this opinion.

                                                          Very truly yours,



                                                          LATHAM & WATKINS